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                                                                    EXHIBIT 99.1



                                August 13, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0609


     Re: Brunner Income Properties, L.P.I. (the "Issuer")


Ladies and Gentlemen:

     This cover letter is submitted to comply with the written statement requirement of 18 U.S.C. Section 1350, (the "Sarbanes-Oxley Act of 2002").

     The undersigned, who are the chief executive officer and the chief financial officer of the Issuer, each hereby certifies that to the best of his knowledge the accompanying Form 10-QSB of the Issuer fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.


                                        Very truly yours,



                                        /s/ James M. Hull
                                        ------------------------------
                                        Chief Executive Officer

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                                        /s/ Deborah Mosely
                                        ------------------------------
                                        Chief Financial Officer